Exhibit 99.1

Monogram Technologies Acquisition by Zimmer Biomet

Frequently Asked Questions for Monogram Technologies Investors

Note

This document provides general answers to some common questions that stockholders of Monogram Technologies may have in connection with its proposed acquisition by Zimmer Biomet. In connection with the proposed transaction, Monogram intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Monogram's stockholders in connection with the proposed transaction.  Investors and stockholders are encouraged to read the statements at the end of this FAQ which provide information as to how investors and stockholders may obtain free copies of the definitive proxy statement (when it is available) and other related documents.

What was announced?

Monogram announced it will be acquired by Zimmer Biomet. In connection with the consummation of the proposed transaction, each common share of Monogram will be cancelled and automatically converted into the right to receive cash and a Contingent Value Right (CVR).

When will the merger close?

Expected in the second half of 2025. This is based on, among other things, Zimmer Biomet’s and Monogram’s current views of the timing required to obtain necessary regulatory and Monogram stockholder approval.

What will I receive for my Monogram shares?

Upon the consummation of the proposed transaction, each outstanding Monogram common share will be cancelled and automatically converted into the right to receive:

•	$4.04 in cash; and

•	One CVR (Contingent Value Right) for additional future cash payments, contingent upon achievement of specific milestones.

in each case, unless you have properly exercised, perfected and not validly withdrawn or otherwise lost your appraisal rights under the Delaware General Corporation Law (DGCL) with respect to such shares of Company common stock, and certain other conditions under the DGCL are satisfied (as will be described in more detail in the definitive proxy statement).

What exactly is a CVR?

A CVR is a contractual right to receive additional payments if certain commercial, regulatory or revenue-based milestones are met. It’s not tradeable or transferable (except under very limited conditions outlined in the CVR Agreement). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Monogram, Zimmer Biomet or any of their respective affiliates.

Will I get a certificate for my CVRs?

No. CVRs are not certificated; your rights are recorded electronically. No physical certificate will be issued. A Rights Agent will be appointed by Zimmer Biomet to manage the electronic list of holders and future cash payments (if any).

Do the CVRs provide guaranteed payments?

No, payments (if any) pursuant to the CVRs are entirely contingent upon the achievement of specific milestones. There is no guarantee these milestones will be met or that payments will occur.

What milestones trigger CVR payments?

Zimmer Biomet will pay additional amounts upon the achievement (if at all) by the combined company of certain commercial, regulatory or revenue-based milestones after closing. Potential payments range from $1.04 up to $3.43 per CVR, depending upon the milestone achieved. As stated above however, there is no guarantee that these payments will occur.

For a summary of the possible CVR payments, please refer to the Form 8-K filed by Monogram with the SEC on July 14, 2025 at the SEC’s web site at Inline Viewer: Monogram Technologies Inc. 8-K 2025-07-11

Do I need to take any immediate action with my Monogram shares to receive the cash and CVRs that are issuable upon consummation of the transaction?

No, if you hold your shares in book-entry form/DRS with Monogram’s Transfer Agent, Equity Stock Transfer, after consummation of the proposed transaction you will receive instructions detailing how to exchange your shares for cash and CVRs.

What if I hold my shares in “street name” at a bank or brokerage firm instead of directly with Monogram’s Transfer Agent?

Your brokerage firm will handle the exchange but you should speak with your representative at the brokerage firm to confirm that they have all of your required information.

Can I still sell my shares before the merger closes?

Yes, Monogram shares will continue trading on Nasdaq until the merger closes. You can sell any time before then at the prevailing market prices.

What happens if I sell my shares before the closing?

If you sell before closing, you will receive the cash proceeds of such sale but will lose the right to future CVR payments and the $4.04 per share cash payout from Zimmer Biomet.

How do I vote my shares?

You will receive a proxy statement with voting instructions in approximately 1-2 months. Follow the voting instructions included in those materials carefully to ensure your vote is counted.

Will Monogram continue trading after closing?

No. Following closing of the proposed transaction, Monogram will be delisted from Nasdaq, all outstanding shares of Monogram will be automatically cancelled in exchange for the merger consideration, and Monogram will become a wholly-owned subsidiary of Zimmer Biomet.

Who do I contact with questions?

Contact Equity Stock Transfer (the Transfer Agent) or Monogram Technologies directly through the investor relations contact provided below.

Transfer Agent

Equity Stock Transfer

212.575.5757

monogram@equitystock.com

Investor Relations

Chris Tyson

Executive Vice President

MZ North America
Direct: 949-4791-8235
MGRM@mzgroup.us

If your bank or broker holds your shares of Monogram, you should also call your bank or broker for additional information.

Cautionary Statement Regarding Forward-Looking Statements

This Note contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Zimmer Biomet and Monogram, which involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "are confident that," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "would" or the negative of these terms or other comparable terms. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Zimmer Biomet, Zimmer Biomet management, the board of directors of Monogram and Monogram management; the financial condition, results of operations and businesses of Zimmer Biomet and Monogram; the possibility that the milestones associated with the contingent value rights are achieved in part or at all; and the anticipated timing of closing of the proposed transaction.

These forward-looking statements are based on certain assumptions and analyses made by Zimmer Biomet and Monogram in light of Zimmer Biomet's and Monogram's experience and Zimmer Biomet's and Monogram's perception of historical trends, current conditions and expected future developments, as well as other factors Zimmer Biomet and Monogram believe are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the respective managements of Zimmer Biomet and Monogram and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether the stockholders of Monogram  will approve the proposed transaction and the possibility that the proposed transaction does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for Monogram will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Monogram to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to changing demand for Zimmer Biomet's and Monogram's existing products; (vii) risks relating to the achievement, in part or at all, of the revenue and other milestones necessary for the payment of any contingent value rights; (viii) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies, and Monogram's ability to attract, motivate or retain key executives, employees and other associates; (ix) risks related to the proposed transaction diverting Zimmer Biomet's and/or Monogram's managements' attention from the ongoing business operations of their respective business; (x) negative effects of this announcement or the consummation of the proposed transaction on the market price of Zimmer Biomet's and/or Monogram's common stock and on Zimmer Biomet's and/or Monogram's operating results; (xi) significant transaction costs; (xii) unknown liabilities; (xiii) the risk of litigation, including stockholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the proposed transaction; and (xiv) (A) other risks and uncertainties discussed in Zimmer Biomet's and Monogram's respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 and their subsequent Quarterly Reports on Form 10-Q (in particular, the risk factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in such Annual Reports and Quarterly Reports), and (B) other risk factors identified from time to time in other filings with the U.S. Securities and Exchange Commission (the "SEC"). Filings with the SEC are available on the SEC's website at www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Zimmer Biomet and Monogram undertake no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Monogram intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Monogram's stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MONOGRAM ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they are available) and other related documents filed with the SEC at the SEC's web site at www.sec.gov, and on Monogram's' website at www.monogramtechnologies.com. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Monogram Technologies Inc., ATTN: Investor Relations, 3913 Todd Lane, Suite 307, Austin, TX, 78744 telephone: (512) 399-2656.

Participants in the Solicitation

Zimmer Biomet and Monogram and their respective directors and executive officers and other members of management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from the stockholders of Monogram in connection with the proposed transaction. Information regarding Zimmer Biomet's directors and executive officers can be found in Zimmer Biomet's definitive proxy statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 14, 2025 and subsequent statements of beneficial ownership on file with the SEC. Information regarding Monogram's directors and executive officers can be found in Monogram's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 12, 2025 and subsequent statements of beneficial ownership on file with the SEC. These documents are available free of charge at the SEC's web site at www.sec.gov, on Zimmer Biomet's website at www.zimmerbiomet.com and on Monogram's website at www.monogramtechnologies.com. Additional information regarding the interest of Monogram's participants in the solicitation of Monogram's stockholders, which may, in some cases, be different than those of Monogram's stockholders generally, will be set forth in the proxy statement related to the proposed transaction described above and other relevant materials to be filed with the SEC if and when they become available.